                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN A PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PIXTECH, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 PIXTECH, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2000 Annual Meeting of Stockholders of PixTech, Inc. will be held at the New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017 at 4:00 p.m. on Tuesday, April 18, 2000 for the following purposes:

1. To elect one director to hold office for a term of three years and until his successor is elected and qualified.

2. To amend the Company's 1993 Stock Option Plan to increase the number of shares available under such Plan from 5,156,372 shares to 11,156,372 shares.

3. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting.

Only stockholders of record at the close of business on February 28, 2000 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                            By order of the Board of Directors,

                             MICHAEL LYTTON, Secretary

Dated:  March 28, 2000

                                 PIXTECH, INC.

              Avenue Olivier Perroy, Zone Industrielle de Rousset
                             13790 Rousset France
                         Telephone 011 33 442 29 1000

                                Proxy Statement

The enclosed proxy is solicited on behalf of the Board of Directors of PixTech, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders to be held on Tuesday, April 18, 2000, at 4:00 p.m. at the New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is March 28, 2000.

The principal business expected to be transacted at the meeting, as more fully described below, will be the election of one director and an increase in the number of shares available under the Company's 1993 Stock Option Plan.

The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to elect the director nominated by the Board of Directors and to approve the other proposals listed in the notice on the cover page of this proxy statement.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.

                     VOTING SECURITIES AND VOTES REQUIRED

Only stockholders of record at the close of business on February 28, 2000 will be entitled to vote at the meeting. On that date, the Company had outstanding 41,323,543 shares of common stock, $0.01 par value (the "Common Stock"), each of which is entitled to one vote. In addition, the Company had outstanding 230,694 shares of Series E Preferred Stock, $0.01 par value (the "Series E Stock"), each of which is entitled to the number of votes equal to the number of whole shares of Common Stock which the shares of Series E Stock are convertible into as of the record date. As of February 28, 2000, the record date for the 2000 Annual Meeting, each share of Series E Stock would have been convertible into 15.25 shares of Common Stock. A majority in interest of the outstanding Common Stock and shares convertible into Common Stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. A plurality of the votes cast is required to elect the nominee for director. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted in determining the shares entitled to vote on a particular matter nor treated as votes cast. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy. The amendment to the Company's 1993 Stock Option Plan requires approval from a majority of the Common Stock and shares convertible into Common Stock present or represented and entitled to vote. In voting on amending the 1993 Stock Option Plan, abstentions will be counted as present and entitled to vote; accordingly, they will have the effect of votes against approval of such amendment. Abstentions will not be treated as votes cast in the election of directors.

                             ELECTION OF DIRECTORS

The number of directors is fixed at five for the coming year and is divided into three classes with the members of each class holding office for a three year term. At the meeting, one director will be elected to hold office for three years and until his successor is elected and qualified. John A. Hawkins, who was elected a Director in 1994 and re-elected in 1997, has been nominated for re-election by the Board of Directors. Unless a properly signed and returned proxy withholds authority to vote for the nominee or is a broker non-vote, the shares represented by such proxy will be voted for the election of the Board's nominee as director. If the nominee is unable to serve, which is not expected, the shares represented by a properly signed and returned proxy will be voted for such other candidate as may be nominated by the Board of Directors.

The following table contains certain information about the nominee for director and each other person whose term of office as a director will continue after the meeting.

                                                                                                                        Present
                                                                                                     Director            Term
Name and Age                             Business Experience and Other Directorships                  Since             Expires
------------                             -------------------------------------------                  -----             -------
------------------------------------------------------------------------------------------------------------------------------------
Jean-Luc Grand-Clement     Jean-Luc Grand-Clement, a co-founder of the Company, has served as          1992                2001
Age:  60                   Chairman of the Board of Directors since the Company's inception in
                           1992.  Mr. Grand-Clement served as President and Chief Executive
                           Officer from the Company's inception through March 1998 and January
                           1999, respectively and remains an employee of the Company.  Prior to founding the Company, Mr. Grand-Clement co-founded European Silicon
                           Structures ("ES2"), a European applications specific integrated circuit supplier for cell based and full custom CMOS  products, and served as
                           Chief Executive Officer and then as Chairman of the Board of Directors of ES2 from its founding in 1985 until 1991.  From 1967 to 1978 and from 1982 to 1985, Mr. Grand-Clement held various positions with
                           Motorola, Inc., most recently as Vice-President and Assistant General
                           Manager of the Motorola European Semiconductor Group from 1983 to 1985.
                           From 1978 to 1982, Mr. Grand-Clement was the Managing Director of
                           Eurotechnique, a MOS semiconductor design and fabrication joint venture between National Semiconductor and Saint-Gobain.  Mr. Grand-Clement
                           graduated from Ecole Nationale Superieure des Telecommunications in
                           Paris.
------------------------------------------------------------------------------------------------------------------------------------
Dieter Mezger              Dieter Mezger joined PixTech in March 1998 as President and took on the     1999                2002
Age:  56                   additional role of Chief Executive Officer in January 1999.  Mr. Mezger has been a director of the Company since March 1999.  Between 1996 and
                           1998, Mr. Mezger worked as a marketing consultant in California.
                           Between 1990 and 1996, Mr. Mezger was President of Compass Design
                           Automation, a wholly-owned subsidiary of VLSI Technology, Inc., which develops and markets computer assisted design software tools for integrated circuit designs.  From 1984 to 1990, Mr. Mezger established
                           VLSI's European presence in Munich, building the European marketing and sales organizations, design centers, R&D operations, as well as its finance and human resources departments.  Mr. Mezger simultaneously built VLSI's wireless and GSM businesses.  Prior to joining VLSI, Mr.
                           Mezger's career included fifteen years with Texas Instruments, where he rose to the position of Manager, Sales and Marketing, Europe.  He holds a BS in engineering from the University of Stuttgart.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Present
                                                                                                          Director        Term
Name and Age                Business Experience and Other Directorships                                    Since         Expires
------------                -------------------------------------------                                    -----         -------
------------------------------------------------------------------------------------------------------------------------------------
John A. Hawkins (1)        John A. Hawkins has been a director of the Company since 1994.  Since            1994            2000
Age: 39                    August 1995, Mr. Hawkins has been a managing  partner of Generation
                           Capital Partners, L.P., a private equity firm.  From 1992 until August,
                           1995, Mr. Hawkins was  a general partner of various funds affiliated with Burr,  Egan, Deleage & Co.  He is currently a limited partner of various funds associated with Burr, Egan, Deleage & Co.  He was an associate at Burr, Egan, Deleage & Co. from 1987 to 1992, prior to which he was an associate with Alex. Brown & Sons Incorporated.  Mr.
                           Hawkins is a director of P-Com, Inc., a telecommunications company, and
                           HotJobs.com, Ltd., an internet recruiter.  Mr. Hawkins holds degrees from  Harvard College and Harvard Business School.

------------------------------------------------------------------------------------------------------------------------------------
Ronald J. Ritchie          Mr. Ritchie was elected to the Board of Directors effective October 27,          1999            2002
Age: 58                    1999.  Until its recent acquisition, Mr. Ritchie was Chairman of the
                           Board of VXI electronics, Inc., a private power conversion company based in Oregon. From 1996 to 1998, Mr. Ritchie was President and Chief
                           Executive Officer of Akashic Memories Corporation, a private manufacturer of thin film, hard disk media used in disk drives. From
                           1994 to 1996, Mr. Ritchie was a consultant for start-up or high-tech companies. Prior to that, Mr. Ritchie held various senior executive positions with various multinational firms, including Texas
                           Instruments, from 1965 to 1992, where he begun his career and rose to the position of Vice President, Worldwide Marketing. Mr. Ritchie holds degrees from the Southern Methodist University and Stanford University.
                           Mr. Ritchie serves as a director of SBE, Inc., a company that provides communications connectivity and application solutions for servers and other communications systems.

------------------------------------------------------------------------------------------------------------------------------------
Andre Borrel               Mr. Borrel was elected to the Board of Directors effective February 2,           2000            2001
Age: 63                    2000.  Mr. Borrel is a 33-year veteran of the semiconductor industry.
                           He retired in 1994 from Motorola as Senior Vice President and General
                           Manager of the Communications, Power and Signal Technology Group, a
                           $1.5 billion operation with 13,000 employees.  Prior to that, Mr.
                           Borrel held a number of management positions with Motorola, including
                           Vice President of International Operations of Motorola Semiconductor
                           Sector from 1986 to 1990.  Mr. Borrel currently serves on the boards of directors of Mitel (a Canadian telecom/semiconductor company),
                           Chartered Semiconductor Manufacturing (in Singapore) and MiCS
                           (Michrochemical Systems, a chemical sensor company in Switzerland).

------------------------------------------------------------------------------------------------------------------------------------


(1) Nominee for re-election as director.

Committees of the Board

The Audit Committee, which during 1999 consisted of William C. Schmidt and Mr. Hawkins, is responsible for providing the Board of Directors with an independent review of the financial health of the Company and its financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of the Company's financial controls and procedures. The Audit Committee met four times in 1999. The Audit Committee currently consists of Mr. Ritchie and Mr. Borrel.

The Compensation Committee, whose members in 1999 were Messrs. Schmidt and Hawkins, acts for the Board of Directors with respect to the Company's compensation practices and their implementation. It sets and implements the compensation of the Company's officers and administers the Amended and Restated 1993 Stock Option Plan and the 1995 Employee Stock Purchase Plan. The Compensation Committee held 2 meetings in 1999. The Compensation Committee currently consists of Messrs. Hawkins and Ritchie. The entire Board of Directors functions as a nominating committee, considering nominations submitted by the Chairman of the Board. The Board of Directors held ten meetings during 1999, and each director attended at least 75% of all meetings of the Board and of all committees of the Board on which he served.

Director Compensation

 Director Fees
 --------------

 Non-employee directors are reimbursed for expenses incurred in attending meetings, and they also receive $1,500 for each meeting of the Board of Directors that they attend, plus an additional $4,000 if they attend at least four meetings in a year. Such payments may not exceed a total of $10,000 in any one year. Mr. Mezger and Mr. Grand-Clement will be the only directors who are employees of the Company, and they will not receive additional compensation for their service as directors.

 1995 Director Stock Option Plan
 --------------------------------

 The 1995 Director Stock Option Plan (the "Director Plan") provides that each director who is not an employee of the Company and who is elected or re-elected into office following the Annual Meeting of Stockholders receives an automatic grant of options to purchase 6,000 shares of Common Stock. The options become exercisable in increments of 2,000 shares as follows: 2,000 shares on the grant date, and an additional 2,000 shares at each of the following two Annual Meetings of Stockholders so long as the director remains in office. The options expire ten years from the grant date. The exercise price of each option is the fair market value of the Common Stock on the day immediately preceding the grant date. In 1999, Ronald J. Ritchie received a grant under the Director Plan of an option to purchase 6,000 shares of Common Stock.

 The Director Plan authorizes the grant of stock options to purchase up to a maximum of 50,000 shares (subject to adjustment in the event of a stock split or other recapitalization) of Common Stock. Mr. Hawkins, Mr. Ritchie and Mr. Borrel are currently eligible to participate under the Director Plan. As of December 31, 1999, options to purchase 22,000 shares of Common Stock of the Company were outstanding pursuant to the Director Plan.

 Options granted under the Director Plan are not intended to qualify as incentive stock options under the Internal Revenue Code. The exercise of an option under the Director Plan results in ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the option price and the fair market value of the shares on the date of exercise.

Summary Compensation Table (1)

The following table provides summary information on the cash compensation and certain other compensation paid, awarded, or accrued by the Company and its subsidiaries to or for the Chief Executive Officer of PixTech and each of its other four most highly compensated executive officers for 1999.


                                                                                                                Long-Term
                                                                              Annual                           Compensation
                                                                         Compensation (1)                         Awards
                                                         -------------------------------------------------  ------------------
                                                                                                                Securities
                                                                                                                Underlying
Name and Principal Position                                Year         Salary($)           Other ($)           Options(#)
---------------------------                                ----         ---------           ---------           ----------
Dieter Mezger (2)                                          1999           180,000                  --              300,000
    President and Chief Executive Officer                  1998           156,000                  --              300,000
                                                           1997            10,500                  --                   --

James Cathey (3)                                           1999            84,541          165,333 (4)                  --
    Vice President, Sales

Francis G. Courreges (5)                                   1999           188,047                  --                   --
    Executive Vice President,                              1998           149,201                  --                   --
    Chief Technology Officer                               1997           150,850                  --               77,000

Michel Garcia (6)                                          1999            91,891           44,714 (7)                  --
    Vice President,                                        1998           101,728           53,808 (7)                  --
    Industrial Partners                                    1997           102,852                  --               56,000

Jean-Luc Grand-Clement                                     1999           133,329                  --                   --
    Former President, Former Chief Executive Officer,      1998           192,246                  --                   --
    current Chairman of the Board                          1997           193,708                                  165,000

(1) Some dollar amounts shown for Messrs. Courreges, Garcia and Grand-Clement reflect the conversion of Euros to U.S. dollars at an average conversion rate for Euros to U.S. dollars of 0.8893 for 1997, 0.8992 in 1998 and 0.9954 in 1999.

(2) Dieter Mezger joined PixTech in March 1998 and was elected President and Chief Executive Officer as of March 1998 and January 1999, respectively. Prior to that, Mr. Mezger was a consultant to PixTech from November 1997 to March 1998, an activity for which he received $10,500 in 1997 and $21,000 in 1998.

(3)  Mr. Cathey joined PixTech in May 1999.
(4) Bonus in connection with the acquisition of Micron Technology, Inc.'s Field Emission Display Division in 1999.
(5)  Francis Courreges's employment with PixTech terminated in January 2000.
(6) Michel Garcia is an employee of PixTech S.A., a wholly owned subsidiary of PixTech.
(7) In 1999, consisted of $36,500 in daily expenses, $6,500 in rent, and $1,714 in automobile expenses. In 1998, consisted of $29,450 in daily expenses, $22,120 in rent and automobile payments of $2,238.

Stock Option Grants in Last Fiscal Year

The following table provides information on stock options granted during 1999 to the executive officers named in the Summary Compensation Table.

                                                                                        Potential Realized Value at Assumed
                                                                                            Annual Rates of Stock Price
                              Number of      % of Total                                    Appreciation for Option Term
                              Securities      Options                                      ----------------------------
                              Underlying     Granted to     Exercise                                   ($) (1)
                               Options       Employees       Price                                     -------
           Name               Granted (#)     in 1999      ($/ share)   Expiration Date         5%               10%
           ----               ----------     ---------     ----------   ---------------         --               ---

Dieter Mezger                 300,000 (2)        13.85          1.948           7/16/09       367,526           931,383
Francis Courreges             120,000 (3)         5.54          1.948           7/16/09       147,010           372,553
Michel Garcia                 100,000 (3)         4.61          1.948           7/16/09       122,509           310,461
Jean-Luc Grand-Clement        100,000 (3)         4.61          1.948           7/16/09       122,509           310,461

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission of a value for the common stock equal to the market price of the common stock on the date of grant of the option. These amounts are not intended to forecast possible future appreciation, if any, in the price of the common stock.

(2) The option became exercisable as to 150,000 shares covered by such option on July 16, 1999; as to 150,000 shares (the "Milestone Shares"), upon the occurrence of the closing of an equity financing of $10 million or more. The Milestone Shares became exercisable in October, 1999.

(3) These options vest in four equal installments on July 16, 2000, July 16, 2001, July 16, 2002 and July 16, 2003.

Aggregated Option Exercises in Last Fiscal Year and Year-End Stock Option Values

The following table sets forth certain information concerning the unexercised stock options as of December 31, 1999 held by the executive officers named in the Summary Compensation Table.

                                Shares                            Number of Securities          Value of Unexercised In-The-
                             Acquired Name      Value            Underlying Unexercised               Money Options
           Name               on Exercise     Realized ($)       Options at 12/31/99 (#)            at 12/31/99 ($) (1)
           ----               -----------     -----------        -----------------------            -------------------
                                 (#)
                                 ---
                                                              Exercisable      Unexercisable      Exercisable       Unexercisable
                                                              -----------      -------------      -----------       -------------
Dieter Mezger                           -               -       525,000            75,000             90,600                  0
Francis Courreges                 133,334         158,173        25,000           172,000                  0             36,240
Michel Garcia                           -               -       127,355           139,750            202,883             30,200
James Cathey                            -               -        38,500           115,500              8,624             25,872
Jean-Luc Grand-Clement                  -               -       593,961           217,500            943,112             30,200

(1) Based on the difference between the respective option exercise price and the closing market price of the Common Stock on December 31, 1999, which was $2.25.

Executive Employment Agreements

Each of Messrs. Grand-Clement, Courreges, Garcia and Louart have entered into employment agreements with the Company in substantially the same form as most of the Company's other employees. The material terms of the employment agreements provide for employment by each individual for an indefinite period. Pursuant to the employment agreements, each individual agrees to non-competition and non-solicitation provisions which survive for a one-year period following termination of employment. The employment agreements also contain obligations of each employee concerning confidentiality and assignment of inventions and intellectual property to the Company. Messrs. Mezger and Cathey have entered into employment agreements providing for employment for an indefinite period, non-competition and non-solicitation for one year following termination, and confidentiality provisions.


Compensation Committee Report on Executive Compensation

This Compensation Committee Report describes the compensation policies applicable to executive officers of the Company.

Overall Policy. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

The Compensation Committee determines the compensation of the seven most highly compensated corporate executives, including the executive officers named in the Summary Compensation Table. The Compensation Committee takes into account the views of the Company's Chief Executive Officer in reviewing the individual performance of these executives (other than the Chief Executive Officer), a responsibility assumed by Mr. Mezger when he was elected Chief Executive Officer in January 1999.

The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Mezger, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits, as well as the programs described below.

Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

Annual salary adjustments are determined by evaluating the financial performance of the Company and of each executive officer, and also take into account new responsibilities. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, quality improvements and improvements in relations with customers, suppliers and employees. No particular weight is given to any of these financial or non- financial factors.

The determination of Mr. Mezger's base salary for 1999 was based on the overall successful development of the Company and in particular on his ability to achieve the transition from a research and development company to a manufacturing company. Mr. Mezger was granted a base salary of $180,000 in 1999, an increase of 15% over his $156,000 base salary for 1998. No bonus was awarded to Mr. Mezger in 1999.

Annual Bonus. The Company's executive officers are eligible for an annual cash bonus, based primarily on achievement of the Company's overall performance. For the year ended December 31, 1999, no annual bonuses were awarded to executive officers of the Company. Mr. Cathey was awarded a bonus of $165,333 in 1999 in connection with the Company's acquisition of Micron Technology, Inc.'s Field Emission Display Division.

Stock Options. Stock options are granted to the Company's executive officers under the Company's Amended and Restated 1993 Stock Option Plan. Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over various periods of time, normally four years. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and improved upon. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes in account the size of the officer's awards in the past. Based on these factors and on the level of his existing stock ownership in 1999, 300,000 Stock Options were granted to Mr. Mezger in 1999.

Policy on Deductibility of Compensation. The Internal Revenue Service has adopted a provision limiting the income tax deduction of public companies for certain compensation paid in a year to any executive officer named in the proxy statement compensation tables in excess of one million dollars. No such officer of the Company received applicable compensation at that level in 1999. At such time as it becomes likely that the applicable compensation for a covered executive will exceed the deductibility limit, the Compensation Committee will consider the adoption of a policy in this regard.

Conclusion. Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock appreciation. In 1999, as in previous years, a substantial portion of the Company's targeted executive compensation consists of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executives compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                         By the Compensation Committee,

                         John A. Hawkins
                         Ronald J. Ritchie

                            STOCK PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return on the Company's Common Stock over the period beginning December 29, 1995, and ending December 31, 1999, as compared with that of the Nasdaq Market Index and an Industry Index, based on an initial investment of $100 in each. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends. The Electronic Components, N.E.C. Index consists of 190 publicly traded electronic components companies reporting under the same Standard Industrial Classification Code (SIC 3670-3679) as the Company.



[THE TABLE BELOW WAS ALSO REPRESENTED IN THE PRINTED MATERIAL BY A LINE GRAPH]




                                            12/29/95           12/31/96           12/31/97           12/31/98           12/31/99
                                           ---------          ---------          ---------          ---------          ---------
PixTech, Inc.                              $  100.00          $   39.74          $   23.72          $   24.67          $   23.08
Electronics Components, NEC Index          $  100.00          $  172.88          $  181.24          $  280.23          $  549.25
Nasdaq Market Index                        $  100.00          $  123.00          $  150.93          $  212.52          $  386.11

       PROPOSAL TO AMEND THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN

Amended and Restated 1993 Stock Option Plan

General

The Company's Amended and Restated 1993 Stock Option Plan (the "Option Plan") was readopted by the Board of Directors on May 9, 1995 and by the stockholders on May 19, 1995. The purpose of the Option Plan is to attract and retain key employees and consultants of the Company and its affiliates. The Option Plan provides for the grant of incentive and nonstatutory stock options (the "Options") to employees and consultants of the Company and its affiliates ("Eligible Persons").

Currently, Options may be granted under the Option Plan for up to a total of 5,156,372 shares of Common Stock (subject to adjustment for stock splits and similar capital changes) to employees of the Company and, in the case of nonstatutory Options, to consultants (other than French consultants, pursuant to French tax law) of the Company or any Affiliate (as defined in the Option Plan) capable of contributing to the Company's performance.

As of March 1, 1999, approximately 175 employees were eligible to participate in the Option Plan and Options to purchase an aggregate of 6,686,781 shares of Common Stock had been granted. Of these, Options to purchase 1,565,803 shares had been canceled, 440,915 had been exercised and Options to purchase 3,430,063 shares remained outstanding, leaving 35,394 shares available for new Options under the Option Plan.

Administration and Eligibility

Awards are made by the Compensation Committee which has been designated by the Board of Directors to administer the Option Plan. The Compensation Committee may delegate to one or more officers the power to make awards under the Option Plan to persons other than officers of the Company who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

Options under the Option Plan are granted at the discretion of the Compensation Committee which determines the recipients and establishes the terms and conditions of each award, including the exercise price, the form of payment of the exercise price, the number of shares subject to Options and the time at which such Options become exercisable. However, the exercise price of any incentive stock option granted under the Option Plan may not be less than the fair market value of the Common Stock on the date of grant.

Proposed Amendment to the Option Plan

The Board of Directors has voted, subject to the approval of the stockholders, to increase the aggregate number of shares of Common Stock that may be subject to grants under the Option Plan by 6,000,000, from 5,156,372 to 11,156,372, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. The Company believes that this increase is necessary and appropriate because, as of December 31, 1999, the exercise prices of most of the Options outstanding and exercisable under the Option Plan were above the Company's stock price, thus limiting the ability of the Option Plan to retain qualified employees. The Company's policy is to grant new stock options to its employees in order to attract and retain key employees. The Company will be unable to continue to follow this policy if there is an insufficient number of shares available under the Option Plan.

United States Federal Income Tax Consequences Relating to Stock Options

The following is a description of the tax consequences relating to stock options under United States tax law. Individuals subject to taxation in any other country should consult their own tax advisors regarding the tax consequences relating to the exercise of stock options and the sale of shares acquired upon the exercise of such options.

Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Option Plan.

If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

Votes Required

The affirmative vote of the holders of a majority in interest of the Common Stock present or represented at the meeting and entitled to vote is required to approve the proposed amendment to the Option Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.
           ==========================================================

Compensation Committee Interlocks And Insider Participation

During the fiscal year ended December 31, 1999, the compensation committee consisted of Messrs. Schmidt and Hawkins. None of the members of the compensation committee has been an officer or employee of PixTech.

Mr. Jean-Pierre Noblanc, who was a member of the Company's Board of Directors and its Audit Committee until March 1999, is an officer of CEA Industrie, S.A., which is controlled by the Commissariat a l'Energie Atomique ("CEA"), the French atomic agency. In September 1992, the Company licensed its fundamental technology from the Laboratoire d'Electronique, de Technologie et d'Instrumentation ("LETI"), a research laboratory of the CEA, pursuant to an exclusive, worldwide, royalty-bearing license agreement with CEA (the "LETI License Agreement"), which has a term of twenty years. The LETI License Agreement was amended in July 1993, March 1994 and October 1997. Beginning in 1996, the Company became obligated under the LETI License Agreement to make royalty payments to the LETI based on the sales of products incorporating licensed technology. In addition to such royalty payments, the Company must pass through to CEA a percentage of any lump sum sublicense fees earned after 1993 and royalties on sales of licensed products by the Company's sublicenses. Pursuant to an amendment to the LETI License Agreement signed in 1997 (the "1997 CEA Amendment"), the royalty rates and minimum payments from the Company to CEA were increased for a period of three years. An amount of $364,000 was accrued in 1999 in that respect.

The Company also entered into a research and development agreement with CEA ("the "LETI Research Agreement") in 1992, under which the Company funds research at the LETI. Pursuant to the LETI Research Agreement, the Company expensed $644,000, $637,000 and $848,000 in 1996, 1997 and 1998, respectively. In 1999, the Company recorded $1,043,000 as expenses pursuant to the LETI Research Agreement.

                                SHARE OWNERSHIP

The following tables set forth certain information regarding the ownership of the Company's Common Stock and Series E Preferred Stock as of February 28, 2000 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock and Series E Preferred Stock, (ii) the executive officers of the Company, (iii) the directors of the Company, and (iv) all current executive officers and directors of the Company as a group:

Common Stock


                                                       Shares of Common Stock
                                                       Beneficially Owned (1)
                                          ------------------------------------------------
Beneficial Owner                                 Shares                  Percent of
                                                                            Class
------------------------------------      ---------------------      ---------------------
United Microelectronics Corporation              13,538,257      (2)         32.8%
2F, NO. 76 SEC 2, Tunhwa S. RD.,
Taipei, Taiwan, R.O.C.

Unipac Optoelectronics Corporation               12,427,146       (3)        30.1%
No 5 Hsin Road VI
Science Based Industrial Park
Hsin Chu City Taiwan R.O.C.

Micron Technology, Inc.                           7,443,562       (4)        17.9%
8000 South Federal Way
Boise, Idaho 83716-9632

Jean-Luc Grand-Clement                              734,389       (5)         1.8%

Dieter Mezger                                       562,500       (6)         1.3%

Michel Garcia                                       137,616       (7)           *

John A. Hawkins                                      16,000       (8)           *

James Cathey                                         43,500       (9)           *

Ronald J. Ritchie                                     2,000      (10)           *

Andre Borrel                                          2,000      (11)           *

All directors and executive officers              1,557,005      (12)         3.6%
as a group (10 persons)

* Less than one percent.

(1) Except as otherwise indicated in these footnotes, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Share ownership information includes shares of Common Stock issuable pursuant to outstanding options which may be exercised within 60 days after February 28, 2000.
(2) Includes the 12,427,146 shares held by Unipac. UMC is the owner of 40.7% of the outstanding shares of Unipac and three members of the UMC board of directors serve as members of the Unipac board of directors.
(3) Consists of 12,427,146 shares of Common Stock issued to Unipac in a private placement closed on October 15, 1999.

(4) Consists of 7,133,562 shares of Common Stock and a warrant to purchase 310,000 shares of Common Stock exercisable until May 19, 2001. The Common Stock and the warrant were issued to Micron Technology, Inc. in a private placement May 19, 1999 in consideration for substantially all of the assets of Micron's Field Emission Display Division and $4.4 million in cash.
(5) Includes 53,605 shares held by Mr. Grand-Clement's wife and 609,678 shares of Common Stock subject to options exercisable as of February 28, 2000 or within 60 days thereafter, of which 6,967 shares are subject to options held by Mr. Grand-Clement's wife.
(6) Consists of 525,000 shares of Common Stock subject to options exercisable as of February 28, 2000 or within 60 days thereafter.
(7) Includes 129,855 shares of Common Stock subject to options exercisable as of February 28, 2000 or within 60 days thereafter.
(8) Includes 6,000 shares of Common Stock subject to an option exercisable as of February 28, 2000 or within 60 days thereafter.
(9) Consists of 38,500 shares of Common Stock subject to an option exercisable as of February 28, 2000 or within 60 days thereafter.
(10) Consists of 2,000 shares of Common Stock subject to an option exercisable as of February 28, 2000 or within 60 days thereafter.
(11) Consists of 2,000 shares of Common Stock subject to an option exercisable as of February 28, 2000 or within 60 days thereafter.
(12) Includes 1,456,533 shares of Common Stock subject to options exercisable as of February 28, 2000 or within 60 days thereafter.

Series E Preferred Stock


                                                                            Shares of Series E Preferred Stock
                                                                                    Beneficially Owned
                                                                    ------------------------------------------------
                        Beneficial Owner                                    Shares                      Percent of
                                                                                                           Class
----------------------------------------------------------------    -----------------------         ----------------
The Kaufmann Fund, Inc.                                                             199,722       (1)           86.6%
140 East 45th Street
43rd floor
New York, NY 10017

Citadel Investment Group, L.L.C.                                                     18,766       (2)            6.3%
225 West Washington Street
Chicago, Illinois 60606

(1) As of February 28, 2000, these shares of Series E Preferred Stock would have been convertible into 3,046,474 shares of Common Stock. In addition, the Kaufmann Fund, Inc. holds 1,683,216 shares of Common Stock of the Company. As of February 28, 2000, the Kaufmann Fund, Inc. holds 4,729,690 shares of Common Stock on a as-converted basis.

(2) As of February 28, 2000, these shares of Series E Preferred Stock would have been convertible into 286,248 shares of Common Stock. In addition, Citadel Investment Group, L.L.C. holds 146,295 shares of Common Stock of the Company (Information as of February 11, 2000). As of February 28, 2000, Citadel Investment Group, L.L.C. holds 432,543 shares of Common Stock on a as-converted basis.

                       SECURITIES EXCHANGE ACT REPORTING

The Company's executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1999 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements.

                        INFORMATION CONCERNING AUDITORS

The firm of Ernst & Young, independent accountants, has audited the Company's accounts since the inception of the Company and will do so for 2000. Representatives of Ernst & Young have been invited to attend the Annual Meeting.

                             STOCKHOLDER PROPOSALS

The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 2001 Annual Meeting of stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy, it must be received by the Company at Avenue Olivier Perroy, Zone Industrielle de Rousset, 13790 Rousset, France; Attention: Marie Boem, Interim Chief Financial Officer, no later than December 29, 2000.

                                 OTHER MATTERS

The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

IN ADDITION TO THE COMPANY'S ANNUAL REPORT, WHICH HAS BEEN MAILED TO STOCKHOLDERS, ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF THE COMPANY'S FORM 10-K SHOULD BE ADDRESSED TO MARIE BOEM, INTERIM CHIEF FINANCIAL OFFICER, AVENUE OLIVIER PERROY, ZONE INDUSTRIELLE DE ROUSSET, 13790 ROUSSET, FRANCE.

                                                                      APPENDIX A

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 PIXTECH, INC.

           PROXY FOR THE ANNUAL METING OF STOCKHOLDERS APRIL 18, 2000

The undersigned stockholder of PixTech, Inc. (the "Company") hereby appoints Jean-Luc Grand-Clement, Dieter Mezger, Marie Boem, Michael Lytton, and Marc A. Rubenstein, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the company entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 18, 2000, and at any adjournment thereof, hereby revoking any proxy heretofore given with respect to such shares.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Back of Card:

A   [X] Please mark your
        votes as in this
        example.

1.  Election of Director

FOR  WITHHELD
[ ]  [ ]         Nominee: John A. Hawkins

2. Proposal put forth by the Board of Directors of the Company to amend the Company's Amended and Restated 1993 Stock Option Plan to increase the number of shares of Common Stock available under such Plan from 5,156,372 shares to 11,156,372 shares.

FOR  AGAINST   ABSTAIN
[ ]  [ ]       [ ]

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no specification is made, this proxy will be voted for proposals 1 and 2. In their discretion, the proxies are also authorized to vote upon such matters as may properly come before the meeting.

Signature____________________________   Date________________

Signature____________________________   Date________________
             (IF HELD JOINTLY)

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.

                                                                      APPENDIX B

                                 PixTech, Inc.
                  Amended and Restated 1993 Stock Option Plan

              As adopted by the Board of Directors on May 9, 1995,
                 approved by the Stockholders on May 19, 1995.
            As amended by the Board of Directors on February , 1997,
                approved by the Stockholders on March 24, 1997.
           As amended by the Board of Directors on February 3, 1999,
                approved by the Stockholders on April 27, 1999.
             As amended by the Board of Directors February 2, 2000,
                 approved by the Stockholders on April 18, 2000


  This 1993 Stock Option Plan (the "Plan") is intended to encourage ownership of Common Stock, $.01 par value (the "Stock") of Pixtech, Inc. (the "Company") by its officers, employees and consultants so as to provide additional incentives to promote the success of the Company through the grant of Incentive Stock Options and Nonstatutory Stock Options (as such terms are defined in Section 3(a) below (collectively, "Options").

  1.  Administration of the Plan.
      --------------------------

  The administration of the Plan shall be under the general supervision of any committee of the Board appointed by the Board to administer the Plan, the members of which are `Non-Employee Directors' within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor provision (the "Rule") to the extent necessary to comply with the Rule (the "Compensation Committee"). Within the limits of the Plan, the Compensation Committee shall determine the individuals to whom, and the times at which, Options shall be granted, the type of Option to be granted, the duration of each Option, the price and method of payment for each Option, and the time or times within which (during its term) all or portions of each Option may be exercised. The Compensation Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options granted under it as may be necessary or desirable and include such further provisions or conditions in Options granted under the Plan as it deems advisable. To the extent permitted by law, the Compensation Committee may delegate its authority under the Plan to a sub-committee of the Compensation Committee.

  2.  Shares Subject to the Plan.
      --------------------------

      (a) Number and Type of Shares.  The aggregate number of shares of Stock of
          -------------------------
the Company which may be optioned under the Plan is 11,156,372 shares. In the event that the Compensation Committee in its discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Stock such that adjustment is required in order to preserve the benefits or potential benefits of the Plan or any Option granted under the Plan, the maximum aggregate number and kind of shares or securities of the Company as to which Options may be granted under the Plan and as to which Options then outstanding shall be exercisable, and the option price of such Options, shall be appropriately adjusted by the Compensation Committee (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which Options may be granted and the proportionate interest of holders of outstanding Options shall be maintained as before the occurrence of such event.

      (b) Effect of Certain Transactions.  In the event of a consolidation or
          ------------------------------
merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, each holder of an outstanding Option shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Stock purchasable under his Option; provided, however, that in lieu of the foregoing the Board of Directors of the Company (the "Board") may upon written notice to each holder of an outstanding Option provide that such Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Board may in its discretion accelerate or waive any deferred exercise period.

      (c) Restoration of Shares.  If any Option expires or is terminated
          ---------------------
unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment of the Option exercise price or any tax obligation thereon, the shares subject to such Option or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for granting Options under the Plan, subject, however, in the case of Incentive Stock Options, to any requirements under the Code (as defined below).

      (d) Reservation of Shares.  The Company shall at all times while the Plan
          ---------------------
is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  3.  Grant of Options; Eligible Persons
      ----------------------------------

      (a) Types of Options.  Options shall be granted under the Plan either as
          ----------------
incentive stock options ("Incentive Stock Options"), as defined in Section 422 of the Internal Revenue Code of l986, as amended (the "Code") or as Options which do not meet the requirements of Section 422 ("Nonstatutory Stock Options"). Options may be granted from time to time by the Compensation Committee, within the limits set forth in Sections l and 2 of the Plan, to all employees of the Company or of any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively, of the Code), and, with regard to Nonstatutory Stock Options, to all employees and consultants of the Company or of any such parent corporation or subsidiary corporation.

      (b) Date of Grant.  The date of grant for each Option shall be the date on
          -------------
which it is approved by the Compensation Committee, or such later date as the Compensation Committee may specify. No Options shall be granted hereunder after ten years from the date on which the Plan was approved by the Board.

      (c) Automatic Awards.  The Compensation Committee may provide for the
          ----------------
automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.

  4.  Form of Options.
      ---------------

  Options granted hereunder shall be evidenced by a writing delivered to the optionee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Compensation Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The form of such Options may vary among optionees.

  5.  Option Price.
      ------------

  In the case of Incentive Stock Options, the price at which shares may from time to time be optioned shall be determined by the Compensation Committee, provided that such price shall not be less than the fair market value of the Stock on the date of granting as determined in good faith by the Compensation Committee; and provided further that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted an Incentive Stock Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless such option price is at least ll0% of the fair market value of the Stock on the date of grant.

  In the case of Nonstatutory Stock Options, the price at which shares may from time to time be optioned shall be determined by the Compensation Committee.

  The Compensation Committee may in its discretion permit the option price to be paid in whole or in part by a note or in installments or with shares of Stock of the Company or such other lawful consideration as the Compensation Committee may determine.

  6.  Term of Option and Dates of Exercise.
      ------------------------------------

      (a) Exercisability.  The Compensation Committee shall determine the term
          --------------
of all Options, the time or times that Options are exercisable and whether they are exercisable in installments; provided, however, that the term of each non-statutory stock option granted under the Plan shall not exceed a period of eleven years from the date of its grant and the term of each Incentive Stock Option granted under the Plan shall not exceed a period of ten years from the date of its grant, provided that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted such Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless the term of his Incentive Stock Option does not exceed a period of five years from the date of its grant. In the absence of such determination, the Option shall be exercisable at any time or from time to time, in whole or in part, during a period of ten years from the date of its grant or, in the case of an Incentive Stock Option, the maximum term of such Option.

      (b) Effect of Disability, Death or Termination of Employment.  The
          --------------------------------------------------------
Compensation Committee shall determine the effect on an Option of the disability, death, retirement or other termination of employment of an optionee and the extent to which, and during the period which, the optionee's estate, legal representative, guardian, or beneficiary on death may exercise rights thereunder. Any beneficiary on death shall be designated by the optionee, in the manner determined by the Compensation Committee, to exercise rights of the optionee in the case of the optionee's death.

      (c) Other Conditions.  The Compensation Committee may impose such
          ----------------
conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

      (d) Withholding.  The optionee shall pay to the Company, or make provision
          -----------
satisfactory to the Compensation Committee for payment of, any taxes required by law to be withheld in respect of any Options under the Plan no later than the date of the event creating the tax liability. In the Compensation Committee's discretion, such tax obligations may be paid in whole or in part in shares of Stock, including shares retained from the exercise of the Option creating the tax obligation, valued at the fair market value of the Stock on the date of delivery to the Company as determined in good faith by the Compensation Committee. The Company and any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively, of the Code) may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the optionee.

      (e) Amendment of Options.  The Compensation Committee may amend, modify or
          --------------------
terminate any outstanding Option, including substituting therefor another Option of the same or different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the optionee's consent to such action shall be required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the optionee.

  7.  Limitations on Transferability.
      ------------------------------

  Options granted under the Plan shall not be transferable by the recipient otherwise than by will or the laws of descent and distribution, and are exercisable, during such person's lifetime, only by such person or by such person's guaradian or legal representative; provided that the Compensation Committee may in its discretion waive such restrictions in any particular case.

  8.  No Right to Employment.
      ----------------------

  No persons shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an optionee the right to continued employment. The Company expressly reserves the right at any time to dismiss an optionee free from any liability or claim under the Plan, except as specifically provided in the applicable Option.

  9.  No Rights as a Shareholder.
      --------------------------

  Subject to the provisions of the applicable Option, no optionee or any person claiming through an optionee shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she becomes the holder thereof.

  10. Amendment or Termination.
      ------------------------

  The Board may amend or terminate the Plan at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

  11. Stockholder Approval.
      --------------------

  The Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote thereon and present or represented at a meeting duly held in accordance with the laws of the State of Delaware, or by any other action that would be given the same effect under the laws of such jurisdiction, which action in either case shall be taken within twelve (12) months from the date the Plan was adopted by the Board. In the event such approval is not obtained, all Options granted under the Plan shall be void and without effect.

  12. Governing Law.
      -------------

The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

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